UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 N. Eldridge Parkway, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 870-5901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 28, 2010, McDermott International, Inc. (the “Company”) sent a notice (the “Blackout Notice”) to the directors and executive officers of the Company informing them that certain changes are being made to The Thrift Plan for Employees of McDermott Incorporated (the “McDermott Thrift Plan”) in connection with the anticipated spin-off of The Babcock & Wilcox Company (the “Spin-off”). As a result of these changes, account activity in the McDermott Thrift Plan will be temporarily restricted by Vanguard for a specified period of time beginning on June 15, 2010 at 4:00 p.m. Eastern time and ending during the week of June 20, 2010 (the “Blackout Period”).

During the Blackout Period, participants in the McDermott Thrift Plan whose accounts are transferring to a newly established The Babcock & Wilcox Thrift Plan in connection with the Spin-off will be temporarily unable to direct or diversify investments or obtain loans, withdrawals or distributions from their individual McDermott Thrift Plan accounts.

The Blackout Notice, which was provided in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, advises the Company’s directors and executive officers that during the Blackout Period they will be generally prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring, Company common stock or any other equity security or derivative security of the Company acquired in connection with their service as a director or employment as an executive officer. A copy of the Blackout Notice is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

During the Blackout Period and for two years after the ending date of the Blackout Period, a stockholder or other interested person may obtain, without charge, information regarding the actual ending date of the Blackout Period by contacting Liane K. Hinrichs, Senior Vice President, General Counsel and Corporate Secretary at McDermott International, Inc., 777 N. Eldridge Pkwy., Houston, Texas 77079, or by telephone at (281) 870-5901.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Notice to Directors and Executive Officers of McDermott International, Inc.: Blackout Period for Transactions in McDermott Securities, dated May 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/S/ DENNIS S. BALDWIN
Dennis S. Baldwin
Vice President and Chief Accounting Officer

May 28, 2010

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